                                                                   Exhibit 10.6

                                                  Adopted by Board of Directors
                                                  12/13/85. Amended by Board of
                                                  Review 3/13/86, 12/11/86,
                                                  3/ll/87, 3/4/88, 12/9/88,
                                                  3/9/89, 10/1/89, 12/21/90,
                                                  6/1/92, 9/30/93 and 9/1/95.



                 ABBOTT LABORATORIES SUPPLEMENTAL PENSION PLAN

                                   SECTION 1
                                 INTRODUCTION

          1-1. On September 9, 1977, December 14, 1979 and February 10, 1984 the Board of Directors of Abbott Laboratories ("Abbott") adopted certain resolutions providing for payment of (i) pension benefits calculated under the Abbott Laboratories Annuity Retirement Plan ("Annuity Plan") in excess of those which may be paid under that plan under the limits imposed by Section 415 of the U.S. Internal Revenue Code, as amended, and the Employee Retirement Income Security Act ("ERISA") and (ii) the additional pension benefits that would be payable under the Annuity Plan if deferred awards under the Abbott Laboratories Management Incentive Plan were included in "final earnings" as defined in the Annuity Plan.
          On February 10, 1984 the Board of Directors of Abbott also adopted a resolution (this and the resolutions described above being hereinafter referred to as the "prior resolutions") allowing participants in the Abbott Laboratories Stock Retirement Plan ("Stock Plan") to elect "supplemental pay conversion" contributions under the Stock Plan in excess of the limits imposed by Section 415 of the U.S. Internal Revenue Code, as amended.

          The purpose of this ABBOTT LABORATORIES SUPPLEMENTAL PENSION PLAN (the "Supplemental Plan") is to clarify, restate and supersede the prior resolutions.
          1-2. The Supplemental Plan shall apply to employees of Abbott and its subsidiaries and affiliates existing as of the date of adoption of the Supplemental Plan or thereafter created or acquired. (Abbott and each of such subsidiaries and affiliates are hereinafter referred to as an "employer" and collectively as the "employers").
          1-3. All benefits provided under the Supplemental Plan shall be provided from the general assets of the employers and not from any trust fund or other designated asset. All participants in the Supplemental Plan shall be general creditors of the employers with no priority over other creditors.
          1-4. The Supplemental Plan shall be administered by the Abbott Laboratories Employee Benefit Board of Review appointed and acting under the Annuity Plan ("Board of Review"). Except as stated below, the Board of Review shall perform all powers and duties with respect to the Supplemental Plan, including the power to direct payment of benefits, allocate costs among employers, adopt amendments and determine questions of interpretation. The Board of

Directors of Abbott shall have the sole authority to terminate the Supplemental Plan.

                                   SECTION 2
                   ERISA ANNUITY PLAN SUPPLEMENTAL BENEFIT

          2-1. The benefits described in this Section 2 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension under that plan, on or after September 9, 1977.
          2-2. Each Annuity Plan participant whose retirement or vested pension under that plan would otherwise be limited by Section 415, Internal Revenue Code, shall receive a supplemental pension under this Supplemental Plan in an amount, which, when added to his or her Annuity Plan pension, will equal the amount the participant would be entitled to under the Annuity Plan as in effect from time to time, based on the particular option selected by the participant, without regard to the limitations imposed by Section 415, Internal Revenue Code.

                                   SECTION 3
                  1986 TAX REFORM ACT SUPPLEMENTAL BENEFIT

          3-1. The benefits described in this Section 3 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension under that plan, after December 31, 1988.

          3-2. Each Annuity Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount determined as follows:

          (a) The supplemental pension shall be the difference, if any, between:

               (i) The monthly benefit payable under the Annuity Plan plus any supplement provided by Section 2; and

               (ii) The monthly benefit which would have been payable under the
                    Annuity Plan (without regard to the limits imposed by Section 415, Internal Revenue Code) if the participant's "final earnings", as defined in the Annuity Plan had included compensation in excess of the limits imposed by
                    Section 401(a)(17), Internal Revenue Code, and any "pre-tax contributions" made by the participant under the Abbott Laboratories Supplemental 401(k) Plan.

                                   SECTION 4
               DEFERRED MIP ANNUITY PLAN SUPPLEMENTAL BENEFIT

          4-1. The benefits described in this Section 4 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension, under that plan, on or after December 14, 1979 and who were awarded Management Incentive Plan awards for any calendar year during the ten consecutive calendar years ending with the year of retirement or termination of employment.
          4-2. Each Annuity Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount determined as follows:

          (a) The supplemental pension shall be the difference, if any, between:

               (i) The monthly benefit payable under the Annuity Plan plus any supplement provided by Section 2 and Section 3; and

               (ii) the monthly benefit which would have been payable under the
                    Annuity Plan (without regard to the limits imposed by Section 415, Internal Revenue Code) if the participant's "final earnings", as defined in the Annuity Plan, were one-sixtieth of the sum of:

                    (A) the participant's total "basic earnings" (excluding any payments under the Management Incentive Plan or any Division Incentive Plan) received in the sixty consecutive calendar months for which his basic earnings (excluding any payments under the Management Incentive Plan or any Division Incentive Plan) were highest within the last one hundred twenty consecutive calendar months immediately preceding his retirement or termination of employment; and

                    (B) the amount of the participant's total awards under the Management Incentive Plan and any Division Incentive Plan (whether paid immediately or deferred) made for the five consecutive calendar years during the ten consecutive calendar years ending with the year of retirement or termination for which such amount is the greatest and (for participants granted Management Incentive Plan awards for less than five consecutive calendar years during such ten year period) which include all Management Incentive Plan awards granted for consecutive calendar years within such ten year period.

          (b) That portion of any Management Incentive Plan award which the Compensation Committee has determined shall be excluded from the participant's "basic earnings" shall be excluded from the calculation of "final earnings" for purposes of this subsection 4-2. "Final earnings" for purposes of this subsection 4-2 shall include any compensation in excess of the limits imposed by Section 401(a)(17), Internal Revenue Code.

          (c) In the event the period described in subsection 4-2(a)(ii)(B) is the final five calendar years of employment and a Management Incentive Plan award is made to the participant subsequent to retirement for the participant's final calendar year of employment, the supplemental pension shall be adjusted by adding such new award and subtracting a portion of the earliest Management Incentive Plan award included in the calculation, from the amount determined under subsection 4-2(a)(ii)(B). The portion subtracted shall be equal to that portion of the participant's final calendar year of employment during which the participant was employed by Abbott. If such adjustment results in a greater supplemental pension, the greater pension shall be paid beginning the first month following the date of such new award.

                                   Section 5
                RESTRICTED STOCK AWARD SUPPLEMENTAL BENEFIT

          5-1. The benefits described in this Section 5 shall apply to all participants in the Annuity Plan who retire or terminate with a vested pension, under that plan, after September 1, 1995.

          5-2. For purposes of this Supplemental Plan, the phrase "Eligible Restricted Stock Award" shall mean a restricted stock award granted under the Abbott Laboratories 1991 Incentive Stock Program, or any successor plan or program, (the "Incentive Stock Program"), which is designated by the Compensation Committee of the Board of Directors of Abbott, at any time prior to retirement or termination of the participant, as includable in "final earnings" for purposes of this Supplemental Plan.

          5-3. Each Annuity Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount determined as follows:

     (a)    The supplemental pension shall be the difference, if any, between:

               (i) The monthly benefit payable under the Annuity Plan plus any supplement provided by Sections 2, 3 and 4; and

              (ii) The monthly benefit which would have been payable under the Annuity Plan (without regard to the limits imposed by Section 415, Internal Revenue
                             Code) if the participant's "final earnings", as defined in the Annuity Plan, were one-sixtieth of the sum of:

                             (A)  the participant's earnings described in
                                  subsection 4-2(a)(ii)(A);

                             (B)  the participant's awards described in
                                  subsection 4-2(a)(ii)(B) (adjusted as
                                  provided in subsections 4-2(b) and (c)); and

                             (C) the total value of those installments of Eligible Restricted Stock Awards granted the participant which become non-forfeitable during the sixty consecutive calendar months for which his basic earnings (as defined in subsection 4-2(a)(ii)(A)) are highest within the last one hundred twenty consecutive calendar months immediately preceding his retirement or termination of employment.

       (b)  For purposes of this subsection 5-3:

                     (i) The value of an Eligible Restricted Stock Award shall be the fair market value of such award
                             (as determined under the Incentive Stock Program) on the date the award is granted;

                    (ii) No more than five installments of Eligible Restricted Stock Awards shall be included in the amount calculated under subsection 5-3(a)(ii)(C); and

                    (iii) "Final earnings" shall include compensation in excess of the limits imposed by Section 401(a)(17), Internal Revenue Code."

     In the event the limitation described in subsection 5-3(b)(ii) would be exceeded for a participant, those installments in excess of five with the lowest fair market value (as defined in subsection 5-3(b)(i)) shall be disregarded in calculating the benefit due under this
     Section 5.

                                   SECTION 6
             CORPORATE OFFICER ANNUITY PLAN SUPPLEMENTAL BENEFIT

     6-1. The benefits described in this Section 6 shall apply to all participants in the Annuity Plan who are corporate officers of Abbott as of September 30, 1993 or who become corporate officers thereafter, and who retire, or terminate with a vested pension under that plan on or after September 30, 1993. The term "corporate officer" for purposes of this Section 6 shall mean an individual elected an officer of Abbott by its Board of Directors (or designated as such for purposes of this Section 6 by the Compensation Committee of the Board of Directors of Abbott), but shall not include assistant officers.
     6-2. Subject to the limitations and adjustments described below, each participant described in subsection 6-1 shall receive a monthly supplemental pension under this Supplemental Plan commencing on the participant's normal retirement date under the Annuity Plan and payable as a life annuity, equal to 6/10 of 1 percent (.006) of the participant's final earnings (as that phrase is used in subsection 5-3(a)(ii), adjusted as provided in subsections

5-3(b)(ii) and (iii)) for each of the first twenty years of the participant's benefit service (as defined in the Annuity Plan) occurring after the participant's attainment of age 35.
     6-3. In no event shall the sum of (a) the participant's aggregate percentage of final earnings calculated under subsection 6-2 and (b) the participant's aggregate percentage of final earnings calculated under subsection 5-1(b)(i) of the Annuity Plan, exceed the maximum aggregate percentage of final earnings allowed under subsection 5-1(b)(i) of the Annuity Plan (without regard to any limits imposed by the Internal Revenue Code), as in effect on the date of the participant's retirement or termination. In the event the limitation described in this subsection 6-3 would be exceeded for any participant, the participant's aggregate percentage calculated under subsection 6-2 shall be reduced until the limit is not exceeded.
     6-4. Benefit service occurring between the date a participant ceases to be a corporate officer of Abbott and the date the participant again becomes a corporate officer of Abbott shall be disregarded in calculating the participant's aggregate percentage under subsection 6-2.

     6-5. Any supplemental pension otherwise due a participant under this
Section 6 shall be reduced by the amount (if any) by which:

     (a) the sum of (i) the benefits due such participant under the Annuity Plan and this Supplemental Plan, plus (ii) the actuarially equivalent value of the employer-paid portion of all benefits due such participant under the primary retirement plans of all non-Abbott employers of such participant; exceeds

     (b) the maximum benefit that would be due under the Annuity Plan (without regard to the limits imposed by Section 415, Internal Revenue Code) based on the participant's final earnings (as that phrase is used in subsection 5-3(a)(ii), adjusted as provided in subsections 5-3(b)(ii) and (iii), if the participant had accrued the maximum benefit service recognized by the Annuity Plan.

The term "primary retirement plan" shall mean any pension benefit plan as defined in ERISA, whether or not qualified under the Internal Revenue Code, which is determined by the Board of Review to be the primary pension plan of its sponsoring employer. The term "non-Abbott employer" shall mean any employer other than Abbott or a subsidiary or affiliate of Abbott. A retirement plan maintained by an employer prior to such employer's acquisition by Abbott shall be deemed a retirement plan maintained by a non-Abbott employer for purposes of this subsection 6-5.
     6-6. Any supplemental pension due a participant under this Section 6 shall be actuarially adjusted as provided in the Annuity Plan to reflect the pension form selected by the participant and the participant's age at commencement of the pension, and shall be paid as provided in subsection 7-2.

                                   SECTION 7
                       CORPORATE OFFICER ANNUITY PLAN
                   SUPPLEMENTAL EARLY RETIREMENT BENEFIT

     7-1. The benefits described in this Section 7 shall apply to all persons described in subsection 6-1.
     7-2. The supplemental pension due under Sections 2, 3, 4, 5 and 6 to each participant described in subsection 7-1 shall be reduced as provided in subsections 5-3 and 5-6 of the Annuity Plan for each month by which its commencement date precedes the last day of the month in which the participant will attain age 60. No reduction will be made for the period between the last day of the months the participant will attain age 60 and age 62.
     7-3. Each participant described in subsection 7-1 shall receive a monthly supplemental pension under this Supplemental Plan equal to any reduction made in such participant's Annuity Plan pension under subsections 5-3 or 5-6 of the Annuity Plan for the period between the last day of the months the participant will attain age 60 and age 62.

                                   SECTION 8
                    ERISA STOCK PLAN SUPPLEMENTAL BENEFIT

     8-1. This Section 8 shall apply to any employee who participates in the Stock Plan at any time during the period commencing January l, 1984 and ending December 31, 1986 and shall apply only to supplemental pay conversion contributions made by such participant during such period.
     8-2. All "supplemental pay conversion" contributions as defined in the Stock Plan elected by participants in that plan in excess of the limits imposed on each such participant by Section 415, Internal Revenue Code, (the "supplemental contributions") shall not be paid over to the Abbott Laboratories Stock Retirement Trust (the "Stock Trust"), but shall be retained by the participant's employer and credited by Abbott to bookkeeping accounts maintained for each such participant corresponding to the investment alternatives available under the Stock Plan (the "bookkeeping accounts").
     8-3. Each participant's supplemental contributions shall be allocated among his or her bookkeeping accounts in the same proportions as the participant's supplemental pay conversion contributions are allocated among the investment alternatives available under the Stock Plan.
     8-4. Each participant's supplemental contributions allocated to his or her bookkeeping account for Abbott common shares shall be credited with the same dividends and appreciation such contributions would have earned had they been deposited in the Stock Trust and invested solely in Abbott common shares. Each participant's supplemental contributions allocated to his or her bookkeeping accounts for other investment alternatives shall be credited with the same rate of return such contributions would have earned had they been deposited in the Stock Trust and invested solely in such investment alternative.
     8-5. The amounts credited to each participant's bookkeeping accounts shall be distributed to such participant or his or her beneficiary in the manner described in subsection 9-2 or 9-3.
     8-6. Each distribution from a participant's bookkeeping account for Abbott common shares shall be increased by an amount which, after provision for any federal income tax applicable to such amount, will equal the difference between the then applicable maximum ordinary income and long-term capital gain federal income tax rates applied to that portion of the distribution which exceeds the sum of the participant's supplemental contributions allocated to that account and the imputed dividends thereon.

                                   SECTION 9
                                 MISCELLANEOUS

     9-1. For purposes of this Supplemental Plan, the term "Management Incentive Plan" shall mean the Abbott Laboratories 1971 Management Incentive Plan, the Abbott Laboratories 1981 Management Incentive Plan and all successor plans to those plans.

     9-2. The supplemental pensions described in Sections 2, 3, 4, 5, 6 and 7 shall be paid to the participant or his or her beneficiary based on the particular pension option elected by the participant, in the same manner, at the same time, for the same period and on the same terms and conditions as the pension payable to the participant or his beneficiary under the Annuity Plan.
In the event a participant is paid his or her pension under the Annuity Plan in a lump sum, any supplemental pension due under Sections 2, 3, 4, 5, 6 or 7 shall likewise be paid in a lump sum. All amounts credited to a participant under
Section 8 shall be distributed to the participant or his or her beneficiary in the same manner, at the same time and on the same terms and conditions as the distribution of the participant's interest in the Stock Trust. Notwithstanding the foregoing provisions of this subsection 9-2: (a) if the present value of the vested supplemental pensions described in Sections 2, 3, 4, 5, 6 and 7 of a participant who is actively employed by Abbott exceeds $100,000, then payment of such pensions shall be made to the participant under Section 10 below; and (b) the amount credited to a participant under Section 8 shall be paid to the participant under Section 11 below; and (c) if the monthly vested supplemental pensions, expressed as a straight life annuity, due a participant or his or her beneficiary under Sections 2, 3, 4,

5, 6 and 7 do not exceed an aggregate of One Hundred Fifty Dollars ($150.00) as of the commencement date of the pension payable such participant or his or her beneficiary under the Annuity Plan, and payment of such supplemental pension has not previously been made under Section 10, the present value of such supplemental pensions shall be paid such participant or beneficiary in a lump-sum.
     9-3. Notwithstanding any other provisions of this Supplemental Plan, if employment of any participant with Abbott and its subsidiaries and affiliates should terminate for any reason within five (5) years after the date of a Change in Control:

     (a) All amounts credited to the participant under Section 8 shall be paid to the participant in a lump sum within thirty
          (30) days following such termination;

     (b) The present value of any supplemental pension due the participant under Section 2 (whether or not then payable) shall be paid to the participant in a lump sum within thirty
          (30) days following such termination; and

     (c) The present value of any supplemental pension due the participant under Sections 3 or 4 (whether or not then payable) shall be paid to the participant in a lump sum within thirty (30) days following such termination.

The supplemental pension described in paragraph (b) shall be computed using as the applicable limit under Section 415, Internal Revenue Code, such limit as is in effect on the termination date and based on the assumption that the participant will receive his or her

Annuity Plan pension in the form of a straight life annuity with no ancillary benefits. The present values of the supplemental pensions described in paragraphs (b) and (c) shall be computed as of the date of payment by using an interest rate equal to the Pension Benefit Guaranty Corporation interest rate applicable to an immediate annuity, as in effect on the date of payment.
     9-4. For purposes of subsection 9-3, a "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

     (a) The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall have become the beneficial owner of, or shall have obtained voting control over thirty percent (30%) or more of the outstanding common shares of the Company;

     (b) The date the shareholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Company; or

     (c) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period unless the nomination for election by the Company's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve (12) month period.

     9-5. The provisions of subsections 9-3, 9-4 and this subsection 9-5 may not be amended or deleted, nor superseded by any other provision of this Supplemental Plan, during the period beginning on the date of a Change in Control and ending on the date five years following such Change in Control.
     9-6. All benefits due under this Supplement Plan shall be paid by Abbott and Abbott shall be reimbursed for such payments by the employee's employer. In the event the employee is employed by more than one employer, each employer shall reimburse Abbott in proportion to the period of time the employee was employed by such employer, as determined by the Board of Review in its sole discretion.
     9-7. The benefits under the Supplemental Plan are not in any way subject to the debts or other obligations of the persons entitled to benefits and may not be voluntarily or involuntarily sold, transferred to assigned.

     9-8. Nothing contained in this Supplemental Plan shall confer on any employee the right to be retained in the employ of Abbott or any of its subsidiaries or affiliates.
     9-9. Upon adoption of this Supplemental Plan, the prior resolutions shall be deemed rescinded.

                                   SECTION 10
                   ALTERNATE PAYMENT OF SUPPLEMENTAL PENSIONS

     10-1. If, as of any December 31, the present value of the supplemental pensions described in Sections 2, 3, 4, 5, 6 and 7 of a participant who is actively employed by Abbott exceeds $100,000, then payment of such present value shall be made, at the direction of the participant, by either of the following methods: (a) current payment in cash directly to the participant; or (b) current payment of a portion of such present value (determined as of that December 31) in cash for the participant directly to a Grantor Trust established by the participant, provided such trust is in a form which Abbott determines to be substantially similar to the trust attached to this Plan as Exhibit A; and current payment of the balance of such present value in cash directly to the participant, provided that the payment made directly to the participant shall approximate the aggregate federal, state and local individual income taxes attributable to the amount paid pursuant to this subparagraph

10-l(b). If a participant fails to make an election under this subsection 10-l, or if a participant makes an election under subparagraph 10-1(b) but fails to establish a Grantor Trust, then payment shall be made in cash directly to the participant. Each payment required under this subsection 10-l shall be made as soon as practicable after the amount thereof can be ascertained by Abbott, but in no event later than the last day of the calendar year following the calendar year in which the present value of the participant's supplemental pensions described in Sections 2, 3, 4, 5, 6 and 7 first exceeds $100,000.

     10-2. If the present value of a participant's supplemental pensions has been paid to the participant (including amounts paid to the participant's Grantor Trust) pursuant to subsection 10-1, then as of each subsequent December 31, such participant shall be entitled to a payment in an amount equal to: (a) the present value (as of that December 31) of the participant's supplemental pensions described in Sections 2, 3, 4, 5, 6 and 7; less (b) the current value (as of that December 31) of the payments previously made to the participant under subsections 10-1 and 10-2; less (c) the excess, if any, of (1) the Tax Gross Up payment made to the participant under subsection 12-1 for the immediately preceding calendar year, over (2) the net increase in the participant's federal, state and local income taxes as a result of the inclusion in his or her taxable income of the income of the participant's Grantor Trust and any Guaranteed Rate Payments for that year. Payments under this subsection 10-2 shall be made, at the direction of the participant, by either of the following methods: (i) current payment in cash directly to the participant;
or (ii) current payment of a portion of such amount in cash for the participant directly to the Grantor Trust established by the participant; and current payment of the balance of such amount in cash directly to the participant, provided that the payment made directly to the participant shall approximate the aggregate federal, state and local individual income taxes attributable to the amount paid pursuant to this subparagraph 10-2(ii). If a participant fails to make an election under this subsection 10-2, then payment shall be made in cash directly to the participant. Each payment required under this subsection 10-2 shall be made as soon as practicable after the amount thereof can be ascertained by Abbott, but in no event later than the last day of the calendar year following the December 31 as of which such payment becomes due. No payments shall be made under this subsection
10-2 as of any December 31 after the calendar year in which the participant retires or otherwise terminates employment with Abbott.

     10-3. Present values shall be determined using reasonable actuarial assumptions specified for this purpose by Abbott and consistently applied. The "current value" of the payments previously made to a participant under subsections 10-1 and 10-2 means the aggregate amount of such payments, with interest thereon (at the rate specified for this purpose by Abbott) from January 1 of the year of payment.
     10-4. Abbott will establish and maintain a separate Supplemental Pension Account in the name of each participant, which shall reflect any amounts paid to a participant (including amounts paid to a participant's Grantor Trust) pursuant to subsections 10-1 and 10-2, and any adjustments made pursuant to subsection 10-5. The accounts established pursuant to this subsection 10-4 are for the convenience of the administration of the Plan and no trust relationship with respect to such accounts is intended or should be implied.
     10-5. As of the end of each calendar year, Abbott shall adjust each participant's Supplemental Pension Account as follows:

     (a) FIRST, charge an amount equal to the product of: (i) any payments made (or which would have been made) to the participant during that year from his or her Grantor Trust
          (other than distributions of earnings in excess of the Net
          Interest Accrual to provide for the Tax Gross Up under subsection 11-1); multiplied by (ii) a fraction, the numerator of which is the balance in the participant's Supplemental Pension Account as of the end of the prior calendar year and the denominator of which is the balance (or the amount which would have been the balance) in the participant's Grantor Trust as of that same date;

     (b) NEXT, credit an amount equal to the Interest Accrual for that year pursuant to subsection 10-6; and

     (c) FINALLY, credit an amount equal to the amount that is paid for that year to the participant (including the amount paid to the participant's Grantor Trust) pursuant to subsections 10-1 and 10-2.

     10-6. As of the end of each calendar year, a participant's Supplemental Pension Account shall be credited with interest calculated at a reasonable rate of interest specified for this purpose by Abbott and consistently applied. Any amount so credited shall be referred to as a participant's "Interest Accrual."
     10-7. In addition to any payment made to a participant for any calendar year pursuant to subsection 10-1 or 10-2, Abbott shall also make a payment to a participant's Grantor Trust (a "Guaranteed Rate Payment"), for any year in which the net income of such trust does not equal or exceed the participant's Net Interest Accrual for that year. A participant's "Net Interest Accrual" for a year is an amount equal to: (a) the Interest Accrual credited to the participant's Supplemental Pension Account for that year; less (b) the product of (i) the amount of such Interest Accrual, multiplied by (ii) the aggregate of the federal, state and local individual income tax rates (determined in accordance with subsection 12-2). The Guaranteed Rate Payment shall equal the difference between the participant's Net Interest Accrual and the net income of the participant's Grantor Trust for the year, and shall be paid within 180 days of the end of that year. No payments shall be made under this subsection 10-7 for any year following the year of the participant's death.
     10-8. If at any time after a participant's retirement or other termination of employment with Abbott, there is no longer a balance in his or her Grantor Trust, then such participant (or his or her surviving spouse if such spouse is entitled to periodic payments from the Grantor Trust) shall be entitled to a "Continuation Payment" under this subsection 10-8. The amount of the Continuation Payment shall be equal to the amount of the supplemental pension that would have been payable to the participant (or surviving spouse) had no payments been made to or for the participant under subsections 10-1 and 10-2. Continuation Payments shall be made monthly, beginning with the month following the month in which there is no longer a balance in the participant's Grantor Trust and ending with the month of the participant's
(or
surviving spouse's) death.  Payments under this subsection
10-8 shall be made by the employers (in such proportions as Abbott shall designate) directly from their general corporate assets. Appropriate adjustments to the Continuation Payments shall be made in the event distributions have been made from a participant's Grantor Trust for reasons other than benefit payments to the participant or surviving spouse.

                                   SECTION 11
                    PAYMENT OF SUPPLEMENTAL CONTRIBUTIONS

     Notwithstanding any other provisions of the plan, the amount credited to a participant under Section 8 shall be paid in cash directly to the participant on or before December 31, 1990.

                                   SECTION 12
                             TAX GROSS UP PAYMENTS

     12-1.    In addition to the payments provided under subsections 10-1 and
10-2, each participant shall also be entitled to a Tax Gross Up payment for each year there is a balance in his or her Supplemental Pension Account. The "Tax Gross Up" shall approximate: (a) the product of (i) the participant's Net Interest Accrual for the year (calculated using the greater of the rate of return of the Grantor Trusts or the rate specified in subsection 10-6), multiplied by (ii) the aggregate of the federal, state and local tax rates (determined in accordance with subsection 12-2);

less (b) the excess, if any, of (i) the participant's Net Interest Accrual for the year calculated using the rate of return of the Grantor Trusts; over
(ii) such Net Interest Accrual calculated using the rate specified in subsection 10-6; plus (c) an amount equal to the product of (i) any payment made pursuant to this subsection 12-1, multiplied by (ii) the aggregate tax rate determined under subparagraph 12-1(a)(ii) above. Payment of the Tax
Gross Up shall be made by the employers (in such proportions as Abbott shall designate) directly from their general corporate assets. The Tax Gross Up for a year shall be paid to the participant as soon as practicable after the amount of the Tax Gross Up can be ascertained by Abbott, but in no event later than the last day of the calendar year following the calendar year to which the Tax Gross Up relates. No payments shall be made under this subsection 12-1 for any year following the year of the participant's death.
     12-2. For purposes of Sections 10 and 12, a participant's federal income tax rate shall be deemed to be the highest marginal rate of federal individual income tax in effect in the calendar year in which a calculation under those Sections is to be made, and state and local tax rates shall be deemed to be the highest marginal rates of individual income tax in effect in the state and locality of the participant's residence in the calendar year for which such a calculation is to be made, net of any federal tax benefits.

                                                                      EXHIBIT A

                               ----------------------
                                SUPPLEMENTAL BENEFIT
                                   GRANTOR TRUST


          THIS AGREEMENT, made this ______ day of _______________, 199_, by and between __________________, ____________________________ (the "grantor"), and
The Northern Trust Company, located at Chicago, Illinois, as trustee (the "trustee"),


                                WITNESSETH THAT:


          WHEREAS, the grantor desires to establish and maintain a trust to hold certain benefits received by the grantor under the Abbott Laboratories Supplemental Pension Plan, as it may be amended from time to time;


          NOW, THEREFORE, IT IS AGREED as follows:


                                  ARTICLE I
                                INTRODUCTION

              I-1. NAME. This agreement and the trust hereby evidenced (the "trust") may be referred to as the "________________________ Supplemental Benefit Grantor Trust."

              I-2. THE TRUST FUND. The "trust fund" as at any date means all property then held by the trustee under this agreement.

              I-3. STATUS OF THE TRUST. The trust shall be irrevocable. The trust is intended to constitute a grantor trust under Sections 671-678 of the Internal Revenue Code, as amended, and shall be construed accordingly.

              I-4. THE ADMINISTRATOR. Abbott Laboratories ("Abbott") shall act as the "administrator" of the trust, and as such shall have certain powers, rights and duties under this agreement as described below. Abbott will certify to the trustee from time to time the person or persons authorized to act on behalf of Abbott as the administrator. The trustee may rely on the latest certificate received without further inquiry or verification.

              I-5. ACCEPTANCE. The trustee accepts the duties and obligations of the "trustee" hereunder, agrees to accept funds delivered to it by the grantor or the administrator, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with this agreement.

                                  ARTICLE II
                        DISTRIBUTION OF THE TRUST FUND

              II-1. SEPARATE ACCOUNTS. The administrator shall maintain two separate accounts under the trust, a "supplemental pension account" and a "supplemental contribution account." Funds delivered to the trustee shall be allocated between the accounts as directed by the administrator. As of the end of each calendar year, the administrator shall charge each account with all distributions made from such account during that year; and credit each account with its share of trust income and realized gains and charge each account with its share of trust expenses and realized losses for the year. The trustee shall not be required to make any separate investment of the trust fund for the accounts, and may administer and invest all funds delivered to it under the trust as one trust fund.

              II-2. DISTRIBUTIONS PRIOR TO THE GRANTOR'S DEATH. Principal and accumulated income shall not be distributed from the trust prior to the grantor's retirement or other termination of employment with Abbott or a subsidiary of Abbott (the grantor's "settlement date"); provided that, each year the administrator may direct the trustee to distribute to the grantor a portion of the income of the trust fund for that year, with the balance of such income to be accumulated in the trust. The administrator shall inform the trustee of the grantor's settlement date. Thereafter, the trustee shall distribute the amounts from time to time credited to the supplemental pension account to the grantor, if then living, in the same manner, at the same time and over the same period as the pension payable to the grantor under Abbott Laboratories Annuity Retirement Plan; and the trustee shall distribute the amounts from time to time credited to the supplemental contribution account to the grantor, if then living, in the same manner, at the same time and over the same period as the distribution of the grantor's benefits from Abbott Laboratories Stock Retirement Plan.

              II-3. DISTRIBUTIONS AFTER THE GRANTOR'S DEATH. On the death of the grantor, the entire principal of the trust fund and all accrued or undistributed income thereof shall be distributed in a lump sum to or for the benefit of such one or more persons designated by the grantor in a beneficiary designation provided by the administrator. If the grantor fails to designate a beneficiary as provided above, then on the grantor's death, the trustee shall distribute the balance of the trust fund to the executor or administrator of the grantor's estate.

           II-4. FACILITY OF PAYMENT. When a person entitled to a distribution hereunder is under legal disability, or, in the trustee's opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the trustee may make such distribution to such person's legal representative, or to a relative or friend of such person for such person's benefit. Any distribution made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such distribution hereunder.

              II-5. PERPETUITIES. Notwithstanding any other provisions of this agreement, on the day next preceding the end of 21 years after the death of the last to die of the grantor and the grantor's descendants living on the date of this instrument, the trustee shall immediately distribute any remaining balance in the trust to the beneficiaries then entitled to distributions hereunder.


                                   ARTICLE III
                          MANAGEMENT OF THE TRUST FUND

              III-1. GENERAL POWERS. The trustee shall, with respect to the trust fund, have the following powers, rights and duties in addition to those provided elsewhere in this agreement or by law:

              (a) Subject to the limitations of subparagraph (b) next below, to sell, contract to sell, purchase, grant or exercise options to purchase, and otherwise deal with all assets of the trust fund, in such way, for such considerations, and on such terms and conditions as the trustee decides.

              (b) To retain in cash such amounts as the trustee considers advisable; and to invest and reinvest the balance of the trust fund, without distinction between principal and income, in an annuity contract or contracts issued by a legal reserve life insurance company or in obligations of the United States Government and its agencies or which are backed by the full faith and credit of the United States Government; and any such investment made or retained by the trustee in good faith shall be proper despite any resulting risk or lack of diversification or marketability.

              (c) To deposit cash in any depositary (including the banking department of the bank acting as trustee) without liability for interest, and to invest cash in savings accounts or time certificates of deposit bearing a reasonable rate of interest in any such depositary.

              (d) To invest, subject to the limitations of subparagraph (b) above, in any common or commingled trust fund or funds maintained or administered by the trustee solely for the investment of trust funds.

              (e) To borrow from anyone, with the administrator's approval, such sum or sums from time to time as the trustee considers desirable to carry out this trust, and to mortgage or pledge all or part of the trust fund as security.

              (f) To retain any funds or property subject to any dispute without liability for interest and to decline to make payment or delivery thereof until final adjudication by a court of competent jurisdiction or until an appropriate release is obtained.

              (g) To begin, maintain or defend any litigation necessary in connection with the administration of this trust, except that the trustee shall not be obliged or required to do so unless indemnified to the trustee's satisfaction.

              (h)   To compromise, contest, settle or abandon claims or demands.

              (i) To give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, liquidations, or other changes in the financial structure of any corporation, and to exercise or sell stock subscription or conversion rights.

              (j) To hold securities or other property in the name of a nominee, in a depositary, or in any other way, with or without disclosing the trust relationship.

              (k) To divide or distribute the trust fund in undivided interests or wholly or partly in kind.

              (l) To pay any tax imposed on or with respect to the trust; to defer making payment of any such tax if it is indemnified to its satisfaction in the premises; and to require before making any payment such release or other document from any lawful taxing authority and such indemnity from the intended payee as the trustee considers necessary for its protection.

              (m) To deal without restriction with the legal representative of the grantor's estate or the trustee or other legal representative of any trust created by the grantor or a trust or estate in which a beneficiary has an interest, even though the trustee, individually, shall be acting in such other capacity, without liability for any loss that may result.

              (n) To appoint or remove by written instrument any bank or corporation qualified to act as successor trustee, wherever located, as special trustee as to part or all of the trust fund, including property as to which the trustee does not act, and such special trustee, except as specifically limited or provided by this or the appointing instrument, shall have all of the rights, titles, powers, duties, discretions and immunities of the trustee, without liability for any action taken or omitted to be taken under this or the appointing instrument.

              (o) To appoint or remove by written instrument any bank, wherever located, as custodian of part or all of the trust fund, and each such custodian shall have such rights, powers, duties and discretions as are delegated to it by the trustee.

              (p) To employ agents, attorneys, accountants or other persons, and to delegate to them such powers as the trustee considers desirable, and the trustee shall be protected in acting or refraining from acting on the advise of persons so employed without court action.

              (q) To perform any and all other acts which in the trustee's judgment are appropriate for the proper management, investment and distribution of the trust fund.

              III-2. PRINCIPAL AND INCOME. Any income earned on the trust fund which is not distributed as provided in Article II shall be accumulated and from time to time added to the principal of the trust. The grantor's interest in the trust shall include all assets or other property held by the trustee hereunder, including principal and accumulated income.

              III-3. ANNUAL STATEMENTS. Periodically, but at least within a reasonable time after the close of each calendar year, the trustee shall prepare and deliver to the administrator and to the grantor, if then living, otherwise to each beneficiary then entitled to distributions under this agreement, a statement (or series of statements) setting forth (or which taken together set forth) all investments, receipts, disbursements and other transactions effected by the trustee during the calendar year; and showing the trust fund and the value thereof at the end of the year.

              III-4. COMPENSATION AND EXPENSES. All reasonable costs, charges and expenses incurred in the administration of this trust, including compensation to the trustee, any compensation to agents, attorneys, accountants and other persons employed by the trustee, and expenses incurred in connection with the sale, investment and reinvestment of the trust fund shall be paid from the trust fund.


                                   ARTICLE IV
                               GENERAL PROVISIONS

              IV-1. INTERESTS NOT TRANSFERABLE. The interests of the grantor or other persons entitled to distributions hereunder are not subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

              IV-2. DISAGREEMENT AS TO ACTS. If there is a disagreement between the trustee and anyone as to any act or transaction reported in any accounting, the trustee shall have the right to a settlement of its account by any proper court.

              IV-3. TRUSTEE'S OBLIGATIONS. No power, duty or responsibility is imposed on the trustee except as set forth in this agreement. The trustee is not obliged to determine whether funds delivered to or distributions from the trust are proper under the trust, or whether any tax is due or payable as a result of any such delivery or distribution. The trustee shall be protected in making any distribution from the trust as directed pursuant to Article II without inquiring as to whether the distributee is entitled thereto; the trustee shall not be liable for any distribution made in good faith without written notice or knowledge that the distribution is not proper under the terms of this agreement; and the trustee shall not be liable for any action taken because of the specific direction of the administrator.

              IV-4. GOOD FAITH ACTIONS. The trustee's exercise or non-exercise of its powers and discretions in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the trustee. The certificate of the trustee that it is acting according to this agreement will fully protect all persons dealing with the trustee.

              IV-5. WAIVER OF NOTICE. Any notice required under this agreement may be waived by the person entitled to such notice.

              IV-6. CONTROLLING LAW. The laws of the State of Illinois shall govern the interpretation and validity of the provisions of this agreement and all questions relating to the management, administration, investment and distribution of the trust hereby created.

              IV-7. SUCCESSORS. This agreement shall be binding on all persons entitled to distributions hereunder and their respective heirs and legal representatives, and on the trustee and its successors.


                                   ARTICLE V
                              CHANGES IN TRUSTEE

              V-1. RESIGNATION OR REMOVAL OF TRUSTEE. The trustee may resign at any time by giving thirty days' advance written notice to the administrator and the grantor. The administrator may remove a trustee by written notice to the trustee and the grantor.

              V-2. APPOINTMENT OF SUCCESSOR TRUSTEE. The administrator shall fill any vacancy in the office of trustee as soon as practicable by written notice to the successor trustee; and shall give prompt written notice thereof to the grantor, if then living, otherwise to each beneficiary then entitled to payments or distributions under this agreement. A successor trustee shall be a bank (as defined in Section 581 of the Internal Revenue Code, as amended).

              V-3. DUTIES OF RESIGNING OR REMOVED TRUSTEE AND OF SUCCESSOR TRUSTEE. A trustee that resigns or is removed shall furnish promptly to the administrator and the successor trustee an account of its administration of the trust from the date of its last account. Each successor trustee shall succeed to the title to the trust fund vested in its predecessor without the signing or filing of any instrument, but each predecessor trustee shall execute all documents and do all acts necessary to vest such title of record in the successor trustee. Each successor trustee shall have all the powers conferred by this agreement as if originally named trustee. No successor trustee shall be personally liable for any act or failure to act of a predecessor trustee. With the approval of the administrator, a successor trustee may accept the account furnished and the property delivered by a predecessor trustee without incurring any liability for so doing, and such acceptance will be complete discharge to the predecessor trustee.


                                   ARTICLE VI
                          AMENDMENT AND TERMINATION

              VI-1. AMENDMENT. With the consent of the administrator, this trust may be amended from time to time by the grantor, if then living, otherwise by a majority of the beneficiaries then entitled to payments or distributions hereunder, except as follows:

              (a) The duties and liabilities of the trustee cannot be changed substantially without its consent.

              (b) This trust may not be amended so as to make the trust revocable.

              VI-2. TERMINATION. This trust shall not terminate, and all rights, titles, powers, duties, discretions and immunities imposed on or reserved to the trustee, the administrator, the grantor and the beneficiaries shall continue in effect, until all assets of the trust have been distributed by the trustee as provided in Article II.

          IN WITNESS WHEREOF, the grantor and the trustee have executed this agreement as of the day and year first above written.


                     ____________________________________
                               Grantor


                     ________________________, as Trustee


                     By _________________________________


                       Its ______________________________